HECHT & ASSOCIATES, P.C.
                                Attorneys at Law
                         60 East 42nd Street, Suite 5101
                               New York, NY 10165
                       (212) 490-3232 Fax: (212) 490-3263
                          www.securitiescounselors.com
                          Email: hechtlawoffice@aol.com

CHARLES J. HECHT
WILLIAM J. GELLER (OF COUNSEL)
THOMAS M. FARRELL (OF COUNSEL)

                                                   March 25, 2005

Lorcom Technologies, Inc.
P.O. Box 245008
Brooklyn, NY 11224

Attn: Henry Doiban
      President and Chief Operating Officer

      Re: Registration Statement on Form SB-2

Gentlemen:

      We have acted as counsel to Lorcom Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of 703,422 shares of the Company's common stock, par value $.0001 per share, issued by the Company to the selling securityholders named in the Registration Statement, and the registration of a rescission offering regarding 303,350 of such shares (the Common Stock held by the selling security holders and the Common Stock subject to the rescission offering, collectively, the "Shares").

      In connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary, and as have been available, to enable us to express an opinion on the matters covered hereby, including but not limited to the Registration Statement (including all exhibits thereto) and copies of resolutions of the Company's board of directors ratifying the issuance of the Shares and their registration pursuant to the Registration Statement. The Company's books and records were severely damaged in connection with the September 11, 2001 terrorist attacks and, therefore, the scope and volume of records available for our review in connection with this opinion was severely limited. Our opinion, accordingly, is qualified as to the authorization of the issuance of shares.

Lorcom Technologies, Inc.
March 25, 2005
Page 2


      In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies, and (iv) the legal capacity of all natural persons; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact relevant to this opinion, statements and certificates of officers and representatives of the Company.

      Based upon the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the commission thereunder.

      The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Delaware. This opinion is rendered based upon our interpretation of existing law, and is not intended to speak with reference to standards hereafter adopted. Additionally, the opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. We express no opinion as to any tax consequences that may relate to the Shares.

                                            Very truly yours,


                                            /s/ Hecht & Associates, P.C.
                                            ----------------------------
                                            Hecht & Associates, P.C.